UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 31, 2007

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On July 31, 2007, Energy Focus, Inc. (the “Company”) announced a change in our chief financial officer. Effective August 10, 2007, the Company has appointed Nicholas G. Berchtold as our new Vice President of Finance and Chief Financial Officer. Mr. Berchtold, who is 40, has been employed by Hawk Corporation (friction products and powder metal components) since 2000, most recently as the Division Controller for the Wellman Products Group, with annual revenues exceeding $200 million, where he directed the finance, information technology and accounting functions.

Under the Company’s July 12, 2007 letter agreement with Mr. Berchtold, he will receive an annual salary of $175,000 and a performance bonus estimated at twenty percent (20%) of that salary. As with all of our senior executive officers, Mr. Berchtold’s employment will be “at will”, so that either party may terminate the relationship at any time for any reason.

Mr. Berchtold will be entitled to Company’s standard employee benefit package, which includes medical, dental, and vision benefits. He will be eligible to participate in our employee stock purchase plan and, after an initial waiting period of six months, in our 401(k) plan. He will be afforded three weeks vacation per year.

Under the terms of the letter agreement between the Company and Mr. Berchtold, management will recommend to our Board of Directors that the Board grant Mr. Berchtold 25,000 stock options to purchase shares of the Company’s common stock through our Incentive Stock Option Plan. The options will vest over four years.

Other than the letter agreement, there have been no arrangements or understandings between Mr. Berchtold and any other person relating to his appointment. There have been no transactions since the beginning of the Company’s 2007 fiscal year, or before, and none are currently proposed, between Mr. Berchtold and us or any of our directors or executive officers. There is no family relationship between Mr. Berchtold and any of our directors or executive officers.

Robert A. Connors, the Company’s current Vice President and Chief Financial Officer, will remain in those positions through August 9, 2007. After that, Mr. Connors will remain with the Company for a short while to help with a smooth transition before returning to California, where he has spent most of his career.

Item 7.01. Regulation FD Disclosure

On July 31, 2007, the Company issued a press release announcing the change in our chief financial officer. A copy of that press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document filed pursuant to Securities Act of 1933, except as shall be expressly set forth by specific reference in that filing.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2007

ENERGY FOCUS, INC.

	By	/s/ John M. Davenport
Name: John M. Davenport
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 31, 2007.